UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 4, 2016, H&E Equipment Services, Inc. (the “Company”) issued a press release announcing that the Company has extended, until 5:00 p.m., New York City time, on May 11, 2016, the expiration time for its previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 7.00% Senior Notes due 2022, CUSIP No. 404030 AE8 (the “Notes”), to a proposed amendment to the indenture, dated as of August 20, 2012, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the Notes were issued. The Consent Solicitation, which was previously scheduled to expire on May 4, 2016, is described in the Company’s consent solicitation statement, dated as of April 21, 2016, which was previously distributed to holders of the Notes as of the record date of April 20, 2016. Except for the extension of the expiration date as set forth above, the terms of the Consent Solicitation remain unchanged.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The foregoing summary is qualified in its entirety by reference to the press release.

The information in this report, being furnished pursuant to Item 7.01 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

99.1Press Release, dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer